                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Third Quarter 2026 Results

•Revenues from Continuing Operations totaled $325 million, with strong growth at Harsco Environmental

•GAAP consolidated income from continuing operations of $6 million, including additional restructuring charges related to the Company's internal improvement program

•Adjusted EBITDA totaled $47 million, an increase of 21% YoY, with Harsco Environmental and Rail both exceeding expectations in the quarter

•GAAP diluted earnings per share from continuing operations of $0.16 and adjusted diluted loss per share of $0.16

•Internal improvement program underway, targeting $40 million in earnings benefits over the next two years

•Harsco Rail executes agreement with Deutsche Bahn that releases it from all obligations under ETO contract and Harsco Rail repaid prior customer advances of $73 million as anticipated; also, Harsco Rail received initial payment of $8 million from GBM for project assets under a previously disclosed agreement and Harsco Rail expects to receive up to an additional $34 million from GBM as part of this agreement in the coming quarters (see separate news release)

•Raises 2026 Adjusted EBITDA outlook for Harsco Environmental and Harsco Rail

PHILADELPHIA (Nov. 05, 2026) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported third quarter 2026 results. On a GAAP basis, the third quarter of 2026 diluted earnings per share from continuing operations was $0.16, including restructuring costs in Harsco Environmental, a gain related to the initial payment received from GBM for project-related assets following Rail's Deutsche Bahn contract exit, a favorable adjustment to the exit reserve for the Deutsche Bahn contract due to the release of performance bonds, and additional expenses related to the sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail. The adjusted diluted loss per share from continuing operations in the third quarter of 2026 was $0.16. These figures compare with a third quarter 2025 GAAP diluted loss per share from continuing operations of $0.82, which included strategic expenses and restructuring costs, and an adjusted diluted loss per share from continuing operations of $0.59.

The GAAP consolidated earnings from continuing operations for the third quarter of 2026 was $6 million, while Adjusted EBITDA excluding unusual items totaled $47 million in the quarter.

“We experienced continued momentum across both of our businesses in the third quarter, with Enviri delivering adjusted earnings growth of more than 20% for the second consecutive quarter and achieving better than anticipated results,” said Enviri President and CEO Russell Hochman. “Both businesses, in fact, reported their highest quarterly earnings in approximately two years, with this performance supported by strong operational execution. Based on these results, we have raised our full-year Adjusted EBITDA outlook.”

“In the third quarter, we completed the final assessment phase of our internal improvement program,” continued Hochman. “Based on our assessment, we expect to deliver approximately $40 million in earnings growth over the next two years through actions already underway and additional measures planned for the coming quarters as part of the program. These initiatives are designed to improve underlying performance across market cycles, while positioning the Company to deliver additional upside in healthier demand environments. Together, we believe these actions provide a strong foundation for sustainable earnings growth, cash flow generation and long-term shareholder value creation.”

                                                2

Enviri Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2026	Q3 2025
Revenues - GAAP	$325	$325
Operating income/(loss) from continuing operations - GAAP	$24	$(8)
Income (loss) from continuing operations - GAAP	$6	$(21)
Diluted EPS from continuing operations - GAAP	$0.16	$(0.82)
Adjusted EBITDA	$47	$39
Adjusted EBITDA margin	14.4%	11.9%
Adjusted diluted EPS from continuing operations	$(0.16)	$(0.59)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definitions of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Third Quarter Operating Results
Consolidated revenues from continuing operations were $325 million. Harsco Environmental realized an increase in revenues compared with the third quarter of 2025, while revenues for Harsco Rail were lower year-over-year as anticipated.

The Company's GAAP consolidated earnings from continuing operations was $6 million for the third quarter of 2026, compared with a GAAP consolidated loss of $21 million in the same quarter of 2025. Meanwhile, Adjusted EBITDA totaled $47 million in the third quarter of 2026 versus $39 million in the third quarter of the prior year, with both segments realizing an improvement in results.

Note that prior period results exclude Clean Earth (reported as Discontinued Operations) and reflect that central costs previously allocated to Clean Earth ($1.9 million per quarter) are included in the Corporate segment.

Third Quarter Business Review

Harsco Environmental

($ in millions)	Q3 2026	Q3 2025
Revenues	$273	$261
Operating income (loss) - GAAP	$20	$13
Adjusted EBITDA	$50	$44
Adjusted EBITDA margin	18.2%	17.0%

                                                3

Harsco Environmental revenues totaled $273 million in the third quarter of 2026, an increase of 5% compared with the prior-year quarter. This revenue increase is attributable to higher volumes and services pricing. The segment's GAAP operating income was $20 million, and Adjusted EBITDA totaled $50 million in the third quarter of 2026. These figures compare with GAAP operating income of $13 million and Adjusted EBITDA of $44 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned factors as well as internal improvement actions. As a result, Harsco Environmental's Adjusted EBITDA margin increased to 18.2% in the third quarter of 2026 versus 17.0% in the comparable quarter of 2025.

Harsco Rail

($ in millions)	Q3 2026	Q3 2025
Revenues - GAAP	$52	$64
Operating income (loss) - GAAP	$19	$(9)
Adjusted EBITDA	$1	$(4)
Adjusted EBITDA margin	1.6%	(5.7)%

Harsco Rail revenues in the third quarter of 2026 totaled $52 million. The change in revenues compared with the prior-year period is attributable to lower volumes, including equipment volumes as a result of Rail exiting its contracts with Network Rail and Deutsche Bahn. The segment's GAAP operating income was $19 million, and Adjusted EBITDA was $1 million in the third quarter of 2026. These figures compare with a GAAP operating loss of $9 million and an Adjusted EBITDA loss of $4 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to lower operating costs (including the impact of lower cost of sales using LIFO) and a more favorable business mix.

Cash Flow
Net cash used by operating activities was $7 million in the third quarter of 2026, compared with net cash provided by operating activities of $34 million in the prior-year period. Adjusted free cash flow was $(18) million in the third quarter of 2026, compared with $(41) million in the prior-year period (excluding Clean Earth and any transaction-related expenditures). The change in adjusted free cash flow compared with the prior-year quarter is attributable to lower working capital in Harsco Rail (including the impact of exiting two ETO contracts) and lower financing costs, partially offset by working capital timing in Harsco Environmental.

                                                4

2026 Outlook
The Company has increased its Adjusted EBITDA outlook for Harsco Environmental and Rail, reflecting higher volume expectations (including for services in HE and aftermarket in Rail) as well as business improvements. These improvements include cost benefits from structural cost optimization and productivity initiatives implemented in recent months. Key business drivers for each segment in 2026 are as follows:

Harsco Environmental Adjusted EBITDA of $180 million to $184 million, which is above prior-year results. Higher demand for services and products, along with new sites and improvement initiatives, are expected to be partially offset by site exits and certain 2025 items that are not anticipated to repeat in 2026, such as the recovery of certain sales tax expenses in Brazil.

Harsco Rail Adjusted EBITDA of $(7) million to $(10) million, which is above 2025 as a result of higher aftermarket contributions as well as cost optimization and productivity initiatives, partially offset by lower standard equipment and contracted services demand.

Conference Call
The Company will hold a conference call today at 9.00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (800) 715-9871 or (646) 307-1963 for international callers. Please ask to join the Enviri Corporation call or Conference ID 1227167. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

                                                5

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the expected effects of the transactions consummated under the Merger Agreement and the Separation Agreement; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings, including those under "2026 Outlook". Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the possibility that the Merger and Separation may not ultimately achieve the expected benefits; (2) the Company's ability to effectively implement its business strategy and improvement initiatives and realize the expected benefits therefrom; (3) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (4) the Company’s inability to comply with applicable environmental and safety laws and regulations; (5) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (6) various economic, business, and regulatory risks associated with the industries in which the Company operates; (7) the seasonal nature of the Company's business; (8) risks caused by customer concentration, fixed-price and long-term customer contracts, especially those related to complex engineered equipment and the competitive nature of the industries in which the Company operates; (9) the outcome of any disputes with customers, contractors and subcontractors; (10) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (11) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (12) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (13) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (14) the Company’s ability to attract and effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s
                                                6

services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (15) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (16) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (17) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (18) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (19) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (20) liability for and implementation of environmental remediation matters; (21) product liability and warranty claims associated with the Company’s operations; (22) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (23) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (24) tax liabilities and changes in tax laws; (25) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (26) risk and uncertainty associated with intangible assets; and (27) the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found under the heading, "Risk Factors," of the Company's Information Statement, dated May 8, 2026, and attached as Exhibit 99.1 to the Company's Current Report on Form 8-K furnished to the SEC on May 11, 2026. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

                                                7

Adjusted diluted earnings (loss) per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings (loss) per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size, and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); stock-based compensation expense; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA (which is adjusted for all stock-based compensation expense) equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. Adjusted free cash flow also excludes the impact of the Clean Earth business. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow
                                                8

available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
# # #

About Enviri
Enviri is a global market leader providing environmental and operational solutions to the metal and rail industries. Based in Philadelphia, Pennsylvania, and operating in more than 30 countries, the company leverages over 170 years of industrial expertise to help customers improve operational performance, recover value from byproducts, enhance sustainability, and maintain critical infrastructure. Enviri's divisions, Harsco Environmental and Harsco Rail, combine deep operational capabilities with innovative technologies and global scale to deliver long-term value for customers, communities, and shareholders. Learn more at enviri.com.

                                                9

ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenues from continuing operations:
Service revenues	$261,272	$255,824	$777,398	$756,392
Product revenues	63,757	68,940	195,520	197,397
Product revenues - Rail contract exit-related adjustments	—	—	(136,499)	—
Total revenues	325,029	324,764	836,419	953,789
Costs and expenses from continuing operations:
Cost of services sold	211,221	210,894	638,944	624,608
Cost of products sold	49,041	64,026	171,444	184,743
Cost of products sold - Rail contract exit-related adjustments	(11,511)	—	59,379	—
Selling, general and administrative expenses	55,806	51,761	157,236	157,605
Research and development expenses	581	783	1,653	2,092
Property, plant and equipment impairment charge	—	—	—	7,386
Other expense (income), net	(3,657)	5,377	34,523	11,967
Total costs and expenses	301,481	332,841	1,063,179	988,401
Operating income (loss) from continuing operations	23,548	(8,077)	(226,760)	(34,612)
Interest income	2,539	552	3,577	1,420
Interest expense	(7,796)	(8,873)	(24,562)	(26,318)
Facility fees and debt-related income (expense)	(162)	(133)	(700)	(703)
Defined benefit pension income (expense)	(3,919)	(5,490)	(11,773)	(16,246)
Income (loss) from continuing operations before income taxes and equity in income	14,210	(22,021)	(260,218)	(76,459)
Income tax benefit (expense) from continuing operations	(7,804)	793	(53,498)	5,118
Equity in income (loss) of unconsolidated entities, net	31	39	104	111
Income (loss) from continuing operations	6,437	(21,189)	(313,612)	(71,230)
Discontinued operations:
Income (loss) from discontinued operations	(1,396)	155	(109,568)	4,908
Income tax benefit (expense) from discontinued operations	(670)	(1,196)	23,503	(10,474)
Income (loss) from discontinued operations, net of tax	(2,066)	(1,041)	(86,065)	(5,566)
Net income (loss)	4,371	(22,230)	(399,677)	(76,796)
Less: Net loss (income) attributable to noncontrolling interests	(1,904)	(955)	(4,516)	(3,214)
Net income (loss) attributable to Enviri Corporation	$2,467	$(23,185)	$(404,193)	$(80,010)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$4,533	$(22,144)	$(318,128)	$(74,444)
Income (loss) from discontinued operations, net of tax	(2,066)	(1,041)	(86,065)	(5,566)
Net income (loss) attributable to Enviri Corporation common stockholders	$2,467	$(23,185)	$(404,193)	$(80,010)

Weighted-average shares of common stock outstanding (a)	28,169	26,888	27,828	26,848
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$0.16	$(0.82)	$(11.43)	$(2.77)
Discontinued operations	(0.07)	(0.04)	(3.09)	(0.21)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders (b)	$0.09	$(0.86)	$(14.52)	$(2.98)

Diluted weighted-average shares of common stock outstanding (a)	28,631	26,888	27,828	26,848
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$0.16	$(0.82)	$(11.43)	$(2.77)
Discontinued operations	(0.07)	(0.04)	(3.09)	(0.21)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders (b)	$0.09	$(0.86)	$(14.52)	$(2.98)

(a)
Weighted-average shares outstanding and earnings per share amounts for periods prior to the completion of the spin off have been retrospectively adjusted to reflect the impact of the Transactions on the Company's capital structure.

(b)	Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
                                                10

ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30 2026	December 31 2025
ASSETS
Current assets:
Cash and cash equivalents	$226,307	$103,487
Restricted cash	50,352	21,677
Trade accounts receivable, net	268,438	267,439
Other receivables	33,865	43,627
Inventories	132,272	171,718
Current portion of contract assets	31,710	26,968
Prepaid expenses	41,323	52,521
Current portion of assets held-for-sale	—	24,173
Other current assets	18,576	9,256
Total current assets	802,843	720,866
Property, plant and equipment, net	399,570	424,099
Right-of-use assets, net	33,542	34,267
Goodwill	373,517	379,381
Intangible assets, net	14,102	16,095
Retirement plan assets	57,579	55,743
Deferred income tax assets	9,063	45,352
Assets held-for-sale	—	1,013,055
Other assets	40,825	53,931
Total assets	$1,731,041	$2,742,789
LIABILITIES
Current liabilities:
Short-term borrowings	$403	$11,490
Current maturities of long-term debt	8,202	14,373
Accounts payable	154,048	163,989
Accrued compensation	53,197	43,130
Income taxes payable	7,983	4,268
Reserve for contracts	174,802	61,037
Current portion of advances on contracts	8,376	7,982
Current portion of operating lease liabilities	11,056	11,654
Derivative liabilities	11,398	20,839
Current portion of liabilities held-for-sale	—	174,265
Other current liabilities	113,652	121,182
Total current liabilities	543,117	634,209
Long-term debt	381,226	1,480,072
Retirement plan liabilities	23,346	26,208
Operating lease liabilities	23,424	23,373
Environmental liabilities	19,105	19,105
Deferred tax liabilities	6,807	5,766
Liabilities held-for-sale	—	214,314
Other liabilities	38,588	44,155
Total liabilities	1,035,613	2,447,202
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	—	149,519
Additional paid-in capital	4,304	273,436
Accumulated other comprehensive loss	(490,483)	(514,481)
                                                11

Retained earnings	1,137,131	1,211,234
Treasury stock	(1,551)	(864,646)
Total Enviri Corporation stockholders’ equity	649,401	255,062
Noncontrolling interests	46,027	40,525
Total equity	695,428	295,587
Total liabilities and equity	$1,731,041	$2,742,789

                                                12

ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$4,371	$(22,230)	$(399,677)	$(76,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	28,105	39,358	104,943	113,701
Amortization	1,089	7,757	14,742	22,721
Deferred income tax (benefit) expense	2,720	(6,267)	13,139	(14,266)
Equity in (income) loss of unconsolidated entities, net	(31)	(39)	(104)	(111)
Dividends from unconsolidated entities	—	77	—	77
Right-of-use assets	2,459	8,201	17,526	23,328
Property, plant and equipment impairment charge	—	—	—	7,386
Stock-based compensation	3,624	5,747	15,097	15,507
Contract exit charges	—	—	74,969	—
Other, net	(2,172)	(2,955)	(995)	(6,104)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(27,852)	11,206	(197,972)	(2,681)
Inventories	1,366	(319)	17,992	(7,602)
Contract assets	(4,337)	(7,045)	(8,854)	5,368
Accounts payable	(1,662)	2,850	(22,018)	13,566
Accrued interest payable	4	(7,670)	(11,419)	(7,131)
Accrued compensation	12,433	5,913	(4,284)	(5,520)
Advances on contracts and other customer advances	(419)	863	115	(17,461)
Operating lease liabilities	(2,616)	(8,149)	(17,246)	(23,227)
Retirement plan liabilities, net	3,384	4,920	10,450	14,637
Reserve for contracts	(13,987)	(3,089)	115,532	(9,566)
Other assets and liabilities	(13,389)	5,306	(4,248)	17,182
Net cash (used) provided by operating activities	(6,910)	34,435	(282,312)	63,008
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,289)	(31,757)	(89,676)	(92,416)
Proceeds from CE Holdings Note	—	—	1,724,804	—
Deposit for commercial commitments	—	—	(25,000)	—
Proceeds from sales of assets	4,459	2,051	11,478	5,815
Expenditures for intangible assets	—	(63)	(208)	(114)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	552	(23)	1,404	(4,319)
Net cash (used) provided by investing activities	(16,278)	(29,792)	1,622,802	(91,034)
Cash flows from financing activities:
Short-term borrowings, net	300	(2,375)	(7,438)	3,456
Borrowings and repayments under Revolving Credit Facility, net	—	20,000	(526,000)	82,000
Repayments of Term Loan	—	(1,250)	(106,806)	(3,750)
Repayments of Senior Notes	—	—	(475,000)	—
Cash paid for finance leases and other long-term debt	(2,269)	(4,517)	(12,876)	(14,186)
Proceeds from other long-term debt	—	566	—	566
Contributions from noncontrolling interests	186	—	186	—
Settlement of stock appreciation rights	—	—	(16,529)	—
Stock-based compensation - Employee taxes paid	(1,949)	(22)	(40,058)	(1,556)
Other financing activities, net	—	—	(2,802)	—
Net cash (used) provided by financing activities	(3,732)	12,402	(1,187,323)	66,530
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	237	439	(1,856)	2,357
Net increase (decrease) in cash and cash equivalents, including restricted cash	(26,683)	17,484	151,311	40,861
Cash and cash equivalents, including restricted cash and cash included in Current portion of assets held-for-sale, at beginning of period	303,342	113,535	125,348	90,158
Cash and cash equivalents, including restricted cash, at end of period	$276,659	$131,019	$276,659	$131,019
                                                13

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	September 30, 2026		September 30, 2025
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$273,377	$19,519	$261,131	$13,234
Harsco Rail	51,652	18,605	63,633	(8,634)
Corporate	—	(14,576)	—	(12,677)
Consolidated Totals	$325,029	$23,548	$324,764	$(8,077)

	Nine Months Ended
	September 30, 2026		September 30, 2025
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$796,254	$42,524	$762,246	$27,558
Harsco Rail	40,165	(205,438)	191,543	(21,821)
Corporate	—	(63,846)	—	(40,349)
Consolidated Totals	$836,419	$(226,760)	$953,789	$(34,612)

                                                14

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share amounts)	2026	2025	2026	2025
Income (loss) from continuing operations, net of tax, as reported	$4,533	$(22,144)	$(318,128)	$(74,444)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)	—	1,627	—	7,029
Contract exits and GBM gain (a)(e)	(19,106)	—	188,284	—
Strategic costs (b)(g)	3,876	1,115	34,649	3,965
Restructuring and related costs (d)(g)	6,412	5,435	16,971	8,768
Adjustment to contract termination charge (c)	—	(1,103)	—	(3,352)
Site exit costs (f)(h)	—	—	—	10,281
Income tax impact from adjustments above (i)	(916)	(1,553)	32,340	(4,848)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(5,201)	(16,623)	(45,884)	(52,601)
Acquisition amortization expense, net of tax (j)	614	819	2,266	2,008
Adjusted income (loss) from continuing operations, net of tax	$(4,587)	$(15,804)	$(43,618)	$(50,593)

Diluted weighted average shares of common stock outstanding	28,631	26,888	27,828	26,848
Diluted earnings (loss) per share from continuing operations, as reported (k)	$0.16	$(0.82)	$(11.43)	$(2.77)
Adjusted diluted earnings (loss) per share from continuing operations (k)(m)	$(0.16)	$(0.59)	$(1.57)	$(1.88)

(a)
Classified in Total revenues, which included a $136.5 million decrease for the nine months ended September 30, 2026 and a $12.2 million increase for the nine months ended September 30, 2025, as well as in Cost of products sold, which included a $11.2 million decrease and a $59.7 million increase in expense for the three and nine months ended September 30, 2026, respectively, and a $1.6 million and $19.2 million increase in expense for the three and nine months ended September 30, 2025, respectively.

(b)	Classified in Selling, general and administrative expenses for costs incurred during the three and nine months ended September 30, 2026 and 2025.
(c)	Classified in Selling, general and administrative expenses during the three and nine months ended September 30, 2025
(d)	Classified in Selling, general and administrative expenses during the three and nine months ended September 30, 2026.
(e)	Classified in Other expense (income), net during the three and nine months ended September 30, 2026 for $7.9 million.
(f)	Classified in Other expense (income), net during the nine months ended September 30, 2025.
(g)	Classified in Other expense (income), net for costs incurred during the three and nine months ended September 30, 2026 and 2025.
(h)	Classified in Property, plant and equipment impairment charge during the nine months ended September 30, 2025
(i)
Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
The nine months ended September 30, 2026 includes the $34.0 million deferred tax asset write-off as a result of the sale of Clean Earth.

(j)
Pre-tax acquisition amortization expense was $0.6 million and $2.3 million for the three and nine months ended September 30, 2026, respectively, and $0.9 million and $2.2 million for the three and nine months ended September 30, 2025, respectively.

(k)	Amounts above are rounded and recalculation may not yield precise results.
(m)
The diluted weighted average shares used to calculate Adjusted diluted earnings (loss) per share from continuing operations was 28,169 for the three months ended September 30, 2026, which excludes the dilutive effect of stock-based compensation.

                                                15

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2026:
Operating income (loss), as reported	$19,519	$18,605	$(14,576)	$23,548
Strategic costs	88	—	3,788	3,876
Restructuring and related costs	3,051	—	3,361	6,412
Contract exits and GBM gain	—	(19,106)	—	(19,106)
Operating income (loss), adjusted	22,658	(501)	(7,427)	14,730
Stock-based compensation	—	—	3,501	3,501
Depreciation	26,602	1,287	216	28,105
Amortization	569	54	—	623
Adjusted EBITDA	$49,829	$840	$(3,710)	$46,959
Revenues, as reported	$273,377	$51,652		$325,029
Adjusted EBITDA margin (%)	18.2%	1.6%		14.4%

Three Months Ended September 30, 2025:
Operating income (loss), as reported	$13,234	$(8,634)	$(12,677)	$(8,077)
Strategic costs	—	—	1,115	1,115
Restructuring and related costs	3,519	1,916	—	5,435
Adjustment to contract termination charge	(1,103)	—	—	(1,103)
Change in provision for forward losses and other contract-related costs on certain contracts	—	1,627	—	1,627
Operating income (loss), excluding unusual items	15,650	(5,091)	(11,562)	(1,003)
Stock-based compensation	—	—	9,420	9,420
Depreciation	28,047	1,151	225	29,423
Amortization	567	299	—	866
Adjusted EBITDA	$44,264	$(3,641)	$(1,917)	$38,706
Revenues, as reported	$261,131	$63,633		$324,764
Adjusted EBITDA margin (%)	17.0%	(5.7)%		11.9%

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2026:
Operating income (loss), as reported	$42,524	$(205,438)	$(63,846)	$(226,760)
Strategic costs	2,353	—	32,296	34,649
Restructuring and related costs	5,536	8,074	3,361	16,971
Contract exits and GBM gain	—	188,284	—	188,284
Operating income (loss), adjusted	50,413	(9,080)	(28,189)	13,144
Stock-based compensation	—	—	7,675	7,675
Depreciation	81,936	3,668	680	86,284
Amortization	1,709	584	—	2,293
Adjusted EBITDA	$134,058	$(4,828)	$(19,834)	$109,396
Revenues, as reported	$796,254	$40,165		$836,419
Contract exits	—	136,499		136,499
Revenues, adjusted	$796,254	$176,664		$972,918
Adjusted EBITDA margin (%)	16.8%	(2.7)%		11.2%

Nine Months Ended September 30, 2025:
Operating income (loss), as reported	$27,558	$(21,821)	$(40,349)	$(34,612)
Change in provision for forward losses and other contract-related costs on certain contracts	—	7,029	—	7,029
Strategic costs	—	—	3,965	3,965
Adjustment to contract termination charge	(3,352)	—	—	(3,352)
Site exit costs	10,281	—	—	10,281
Restructuring and related costs	6,852	1,916	—	8,768
Operating income (loss), adjusted	41,339	(12,876)	(36,384)	(7,921)
Stock-based compensation	—	—	17,391	17,391
Depreciation	80,602	3,234	761	84,597
Amortization	1,678	472	—	2,150
Adjusted EBITDA	$123,619	$(9,170)	$(18,232)	$96,217
Revenues, as reported	$762,246	$191,543		$953,789
Adjusted EBITDA margin (%)	16.2%	(4.8)%		10.1%
                                                17

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2026	2025
Consolidated income (loss) from continuing operations	$6,437	$(21,189)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(31)	(39)
Income tax expense (benefit) from continuing operations	7,804	(793)
Defined benefit pension expense (income)	3,919	5,490
Facility fees and debt-related expense (income)	162	133
Interest expense	7,796	8,873
Interest income	(2,539)	(552)
Depreciation	28,105	29,423
Amortization	623	866
Stock-based compensation	3,501	9,420

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	—	1,627
Strategic costs	3,876	1,115
Restructuring and related costs	6,412	5,435
Contract exits and GBM gain	(19,106)	—
Adjustment to contract termination charge	—	(1,103)
Consolidated Adjusted EBITDA	$46,959	$38,706

                                                18

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Nine Months Ended September 30
(In thousands)	2026	2025
Consolidated income (loss) from continuing operations	$(313,612)	$(71,230)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(104)	(111)
Income tax expense (benefit) from continuing operations	53,498	(5,118)
Defined benefit pension expense	11,773	16,246
Facility fee and debt-related expense	700	703
Interest expense	24,562	26,318
Interest income	(3,577)	(1,420)
Depreciation	86,284	84,597
Amortization	2,293	2,150
Stock-based compensation	7,675	17,391

Unusual items:
Change in provision for forward losses and other contract-related costs	—	7,029
Strategic costs	34,649	3,965
Restructuring and related costs	16,971	8,768
Contract exits and GBM gain	188,284	—
Adjustment to contract termination charge	—	(3,352)
Site exit costs	—	10,281
Adjusted EBITDA	$109,396	$96,217

                                                19

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (Unaudited)

(Amounts in millions) (a)	Harsco Environmental	Harsco Rail

Projected Twelve Months Ending December 31, 2026
Projected operating income (loss)	$63	$(210)
Strategic costs	2	—
Restructuring and related costs	6	8
Contract exits and GBM gain	—	188
Operating income (loss), adjusted	71	(14)
Depreciation	109	5
Amortization	2	1
Projected adjusted EBITDA	$182	$(8)
Adjusted revenues	$1,037	$231
Adjusted EBITDA margin (%)	17.6%	(3.6)%

(a)	Amounts are presented above rounded in millions. As a result, minor differences may exist due to rounding.
                                                20

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2026	2025	2026	2025
Net cash provided (used) by operating activities	$(6,910)	$34,435	$(282,312)	$63,008
Less capital expenditures	(21,289)	(31,757)	(89,676)	(92,416)
Less expenditures for intangible assets	—	(63)	(208)	(114)
Plus capital expenditures for strategic ventures (a)	347	194	687	1,329
Plus total proceeds from sales of assets (b)	4,459	2,051	11,478	5,815
Plus transaction-related expenditures (c)	5,680	741	141,948	741
Plus repayment of revolving trade receivables securitization facility (d)	—	—	160,000	—
Clean Earth free cash flow deficit (benefit)	—	(46,653)	8,089	(91,722)
Adjusted free cash flow	$(17,713)	$(41,052)	$(49,994)	$(113,359)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)	Includes expenditures directly associated with the Company's divestiture of Clean Earth.
(d)	Includes the repurchase of accounts receivable related to the Company's revolving trade receivables securitization facility that was required to be terminated with the sale of Clean Earth.

                                                21